EXHIBIT 10.2

Southern Graphics Inc. Stock Incentive Plan

SECTION 1.

PURPOSE

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of service and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and its Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

SECTION 2.

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

2.1. Adjustment Event: shall mean any dividend payable in capital stock, stock split or share combination of; or extraordinary cash dividend on, the Common Stock, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares affecting the Common Stock, or any other similar event affecting the Common Stock.

2.2. Board: the Board of Directors of the Company.

2.3. Cause: (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or any affiliate or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any affiliate), (iv) the breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any affiliate or not to compete or interfere with the Company or any Subsidiary or (v) the violation by the Participant of the Company’s or a Subsidiary’s code of conduct or ethics; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Stockholders Agreement, “Cause” shall have the meaning, if any, specified in the Stockholders Agreement.

2.4. Change in Control: the occurrence of any of the following:

(a) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than CVC, or any of its Affiliates or Permitted Transferees (as such terms are defined in the Stockholders Agreement), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined Voting Power (as defined below) of the Company’s securities;

(b) within any 24-month period commencing after an initial public offering of the Common Stock of the Company, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director (i) elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office or (ii) designated to serve on the Board by CVC pursuant to the Stockholder’s Agreement shall be deemed to be an Incumbent Director for purposes of this definition of Change in Control;

(c) the stockholders of the Company, if at the time in question the Company is a stock company, approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving of resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 50% of the consolidated assets of the Company immediately prior to Corporate Event; or

(d) any other event occurs which the Board declares to be a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred (a) merely as a result of an underwritten offering of the equity securities of the Company where no Person (including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)) acquires more than 50% of the beneficial ownership interests in such securities.

For purposes of this definition, a specified percentage of “Voting Power” of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

2.5. Change in Control Price: the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

2.6. Code: the Internal Revenue Code of 1986, as amended.

2.7. Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

2.8. Common Stock: the Class A common stock of the Company, par value $.01 per share.

2.9. Company: Southern Graphics Inc., a Delaware corporation, and any successor thereto.

2.10. CVC: Citigroup Venture Capital Equity Partners, L.P., a limited partnership organized under the laws of Delaware.

2.11. Disability: the termination of a Participant’s employment with the Company or any Subsidiary as a result of such Participant’s incapacity due to reasonably documented physical or mental illness that is reasonably expected to prevent such Participant from performing his duties for the Company or any subsidiary on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such Participant, such Participant shall not have returned to the full time performance of his or her duties. The date of termination in the case of a termination due to “Disability” shall be deemed to be the last day of the aforementioned 30-day period. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement or, with respect to any such Participant who is not a party to an employment agreement but is a party to the Stockholders Agreement, “Disability” shall have the meaning, if any, specified in the Stockholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Disability continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated.

2.12. Employee: any officer or other key employee of the Company or any Subsidiary.

2.13. Fair Market Value: unless otherwise determined by the Committee, if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in good faith by the Board. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon the Company, any subsidiary, and each Participant. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

2.14. Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of section 422 of the Code (an “Incentive Stock Option”) or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

2.15. Participant: any Employee designated by the Committee to receive an Option under the Plan.

2.16. Person: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

2.17. Plan: this Southern Graphics Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

2.18. Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding shares of Common Stock, on a fully diluted basis, or (ii) shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

2.19. Retirement: the termination of a Participant’s employment with the Company or any Subsidiary on or after the date the Participant attains age 65. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Retirement” shall have the meaning, if any, specified in such Participant’s employment agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

2.20. Stockholders Agreement: the Stockholders Agreement, dated as of December 30, 2005, among the Company, CVC, and certain other stockholders of the Company, as it may be amended from time to time.

2.21. Subsidiary: any partnership, corporation, or other organization or entity a majority of whose outstanding voting interests are owned, directly or indirectly, by the Company.

2.22. Voluntary Resignation: the termination of a Participant’s employment with the Company or any Subsidiary due to such Participant’s voluntary resignation; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Voluntary Resignation” shall have the meaning, if any, specified in such Participant’s employment agreement.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan, and the Committee shall consider Participants recommended by the Chief Executive Officer of the Company. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan of the Company or any Subsidiary.

SECTION 4.

ADMINISTRATION

4.1. Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Options shall be granted (which may include Employees who are members of the Committee), and the terms and conditions of any and all Options, including, but not limited to, the number of shares of Common Stock covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which such Options shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. In selecting the Participants to receive Options, and determining the number of Options to be granted, the Committee shall consider the recommendations of the Company’s CEO. The terms and conditions of each Option grant shall be determined by the Committee at the time of such offer or grant and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any other Option. Nothing in this Section 4.1 shall be construed to limit the Committee’s or the Board’s authority under Section 4.2 or Section 9.

4.2. Administration. The Committee shall be responsible for the administration of the Plan. Any Option granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 31,000 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose. Following a Public Offering no more than 10,000 shares of Common Stock may be the subject of Options granted to any one individual in any one calendar year.

5.2. Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to an Option which for any reason expires or is canceled, terminated, forfeited, substituted for or otherwise settled without the lapse of restriction or the issuance of such shares of Common Stock shall again be available for purchase or grant under the Plan.

5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for grants of Options under Section 5.1 or subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction (other than a Change in Control), any Option granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.

SECTION 6.

STOCK OPTIONS

6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted pursuant to this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options provided that no Incentive Stock Option shall be granted to any individual who owns 10% or more of the Company’s Common Stock. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or; if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.1, the Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and otherwise shall be in the form of the Option agreement attached hereto as Exhibit A, subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate, or in such other form as the Committee shall determine.

6.2. Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee, provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 9 and to Section 10.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Upon exercising an Option in whole or in part, the Participant shall be required to execute a stock subscription agreement in the form of the Stock Subscription Agreement attached hereto as Exhibit B, and a joinder to the Stockholders Agreement subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate, or in such other form as the Committee shall determine.

6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (1) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to a Public Offering, the Participant is or shall become a party, by joinder, to the Stockholders Agreement with respect to such shares, (2) written notice of exercise be given to the Company (3) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, (ii) at any time following a Public Offering, in unencumbered shares of Common Stock which have been owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or in a combination of cash and such unencumbered shares of Common Stock, or (iii) in such other consideration as the Committee shall determine and (4) the Participant shall have made arrangements satisfactory to the Company to pay all legally required taxes and other withholdings with respect to such exercise. Subject to Section 10.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence that the Participant is a party to the Stockholders Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under section 421 of the Code.

SECTION 7.

TERMINATION OF EMPLOYMENT

7.1. Termination of Employment Due to Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of death, any Options granted to such Participant which on or prior to the date of such termination have become exercisable in accordance with Section 6.3, may be exercised by the Participant’s beneficiary in accordance with Section 10.2, at any time during the six month period following the Participant’s termination of employment or until the expiration of the term of the Options, whichever period is shorter.

7.2. Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

7.3. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates for any reason other than (i) due to death or (ii) for Cause, then any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 90 day period following the Participant’s termination of employment or the expiration of the term of such Options, whichever period is shorter.

7.4. Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.

7.5. Committee Discretion. Notwithstanding anything else contained in this Section 7 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

SECTION 8.

CHANGE IN CONTROL

8.1. In the event of a Change in Control or in the sole and absolute discretion of the Committee, in the reasonable anticipation of a Change in Control, the Committee, may, but shall not be required to, take any of the following actions, provided that such actions are not in conflict with the explicit terms of any Option that would be affected thereby:

(a) accelerate the vesting of all outstanding Options issued under the Plan that remain unvested;

(b) terminate any exercisable Option immediately prior to the date of any such transaction, provided that the Participant shall have been given at least seven days written notice of such transaction and of the Committee’s intention to cancel the Option with respect to all shares for which the Option remains unexercised to enable the Participant to exercise any such Option;

(c) cancel any Option with respect to all shares for which the Option remains unexercised in exchange for a payment in cash of an amount equal to the value of such unexercised Option. If the Fair Market Value of the shares subject to the Option is less than the Option exercise price, the Option shall be deemed to have no value and shall be canceled with no further payment due the Participant.

(d) in a Change of Control require that the Option be assumed by the successor corporation or that stock options of the successor corporation with equivalent value be substituted for such Option; or

(e) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Option, taking into account any reserves, escrows or similar arrangements in connection with the Change in Control.

8.2. The application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Committee in its sole and absolute discretion. Any adjustment may provide for the elimination of fractional shares. In taking any action described above, the Committee, may in its discretion determine:

(a) the Fair Market Value of Common Stock on the basis of the fair market value of the consideration to be received in the Change in Control, and

(b) that the value of an Option equals the excess, if any, of the fair market value of the consideration to be received in the Change in Control had the Option been exercised over the Option exercise price of such Option or such lesser amount as the Board or the Committee, as applicable, may determine, including, in the in the case of an unvested Option, or any portion thereof, determining a value of zero.

8.3. Conflict with Option Agreement. With respect to any Option granted hereunder that may become exercisable or vested, as the case may be, upon the attainment of performance objectives, in the event of a conflict between this Section 8 and the terms and conditions set forth in the agreement evidencing such Option, the terms and conditions set forth in the agreement evidencing such Option shall control.

SECTION 9.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Committee may at any time terminate or suspend the Plan and from time to time amend or modify the Plan. No such action of the Committee may, without the consent of a Participant, materially reduce such Participant’s rights under any previously granted Option.

SECTION 10.

MISCELLANEOUS PROVISIONS

10.1. Nontransferability of Awards. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Unless the Committee shall permit otherwise, as a condition to any transferee receiving Option by will or through the laws of descent and distribution, such transferee shall agree to be bound by any agreement evidencing such Option, and the provisions of the Stockholders Agreement.

10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, Option outstanding at the Participant’s death shall be exercisable by the Participant’s surviving spouse, if any, or otherwise by his estate.

10.3. No Guarantee of Employment; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.

10.4. Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements with respect to any Option and the Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

10.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Indemnified Person in settlement thereof with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.

10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to employees in cash or property.

10.7. Requirements of Law. The granting of Options, the exercisability or vesting, as the case may be, of any Option and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. The issuance of Common Stock may be delayed, if necessary, to comply with applicable laws, including the U.S. federal securities laws and any applicable state or foreign securities laws.

10.8. Legend. Any stock certificate issued to a Participant before a Public Offering shall bear the following (or similar) legend:

(i) “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS RECEIVED W A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SHARES-REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE TRANSFER AND OTHER PROVISIONS OF (A) THE PROVISIONS OF THE SOUTHERN GRAPHICS INC. STOCK INCENTIVE PLAN, DATED AS OF [                    ] (THE “INCENTIVE PLAN”); (B) THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005 AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER (THE “STOCKHOLDERS AGREEMENT”) INCLUDING, WITHOUT LIMITATION, THE REGISTRATION RIGHTS PROVISIONS FOR COMMON STOCK ATTACHED THERETO AS EXHIBIT B, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE INCENTIVE PLAN, AND THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE ISSUER. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENTS.”

(iii) “THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS; PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

and any other legend set forth in the Stockholder’s Agreement.

10.9. Governing Law. THIS PLAN, AND ALL AGREEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

10.10. No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

10.11. Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares of Common Stock upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Securities Act of 1933, as amended) for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant.

10.12. Freedom of Action. Nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

10.13. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.

10.14. No Right to Particular Assets. Any reserves that maybe established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.

10.15. Unsecured Creditor. To the extent that any Participant, executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

10.16. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

10.17. Term of Plan. This Plan shall be effective as of July 25, 2006 and shall expire on the tenth anniversary of such date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 9.

10.18. Relationship to Option Agreements. To the extent any provision of any agreement evidencing Option is inconsistent with this Plan, the terms of this Plan shall apply.

Exhibit A

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of [                    ], 2006 between Southern Graphics Inc., a Delaware corporation ( the “Company”), and                      (the “Employee”), pursuant to the Southern Graphics Inc. Stock Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant options to purchase shares of its Class A Common Stock, par value $.01 per share (the “Common Stock”), to certain key employees of the Company and its Subsidiaries;

WHEREAS, the Company has adopted the Plan in order to effect such grants; and

WHEREAS, the Employee is a key employee as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant these options to the Employee.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Confirmation of Grant.

(a) Confirmation of Grant. The Company hereby evidences and confirms the grant to the Employee, effective as of the date hereof (the “Grant Date”), of options to purchase from the Company [            ] shares of Common Stock at the exercise price specified in Section 2; and

(b) Options Subject to Plan. The Options granted pursuant to this Agreement are subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement. By signing this Agreement, the Employee acknowledges that he has been provided a copy of the Plan and has had the opportunity to review such Plan.

(c) Character of Options. The Options granted hereunder are not intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Option Price.

(a) Subject to adjustment as provided in Section 9, the Options shall have an exercise price per share of Common Stock that shall decline, but not below the Fair Market Value of the underlying stock on the Grant Date, through the fifth anniversary of the date hereof as set forth on Schedule A (the “Option Price”), provided that if all of the Company’s Series A 10% Perpetual Preferred Stock, par value $.01, (the “Preferred Stock”) is redeemed or repurchased, or is exchanged for Common Stock, then the Option Price in effect at such time shall remain in effect thereafter notwithstanding any reduction provided for on Schedule A.

3. Exercisability.

(a) Vesting Provisions. The Options will become exercisable at the rate of 20% of the shares of Common Stock subject to the Option on each of:

(i) December 31, 2006;

(ii) December 31, 2007;

(iii) December 31, 2008;

(iv) December 31, 2009; and

(v) December 31, 2010,

subject to the Employee’s continuous employment with the Company or any Subsidiary from the Grant Date to the date(s) specified above.

(b) Change in Control. Notwithstanding Section 3(a), but subject to Section 8 of the Plan, all outstanding Options shall vest immediately upon a Change in Control.

(c) Normal Expiration Date. Unless the Options earlier terminate in accordance with Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Once Options have become exercisable pursuant to this Section 3, such Options may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date.

4. Method of Exercise and Payment.

All or part of the exercisable Options may be exercised by the Employee upon (a) the Employee’s written notice to the Company of exercise, (b) the Employee’s payment of the Option Price, in full at the time of exercise (i) in cash or cash equivalents, (ii) following a Public Offering, in unencumbered shares owned by the Employee for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having a fair market value on the date of exercise equal to the Option Price, or in a combination of cash and Common Stock or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine, (c) the Employee’s execution of a stock subscription agreement which shall be in substantially the form of the Stock Subscription Agreement attached to the Plan as Exhibit B, and (d), the Employee’s execution of a joinder to the Stockholders Agreement in order to become a party to such agreement with respect to the shares of Common Stock issuable upon the exercise of such Options. As soon as practicable after receipt of a written exercise notice, payment in full of the exercise price of any exercisable Options, payment of all legally required taxes and other withholdings and receipt of evidence of the Employee’s execution of the joinder to Stockholders Agreement in accordance with this Section 4, but subject to Section 6 below, the Company shall deliver to the Employee a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, registered in the name of the Employee, provided that, if The Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 4 must bear a legend restricting the transfer of such Common Stock, such certificates shall bear the appropriate legend.

5. Termination of Employment.

(a) Termination of Employment Due to Death. Unless otherwise determined by the Committee, if the Employee’s employment with the Company or any Subsidiary terminates by reason of the Employee’s death, then all Options held by the Employee that are exercisable as of the date of such termination may be exercised by the Employee’s beneficiary as designated in accordance with Section 8, or if no such beneficiary is named, by the Employee’s estate, at any time prior to six months following the Employee’s termination of employment or the Normal Expiration Date of the Options, whichever period is shorter. Upon the Employee’s termination on account of death, any Options that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

(b) Termination for Cause. Unless otherwise determined by the Committee, if the Employee’s employment with the Company or any Subsidiary is terminated for Cause, all Options held by the Employee, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

(c) Other Termination of Employment. Unless otherwise determined by the Committee, if the Employee’s employment with the Company or any Subsidiary terminates for any reason other than (i) due to death or (ii) for Cause, then any Options held by the Employee which are exercisable at the date of the Employee’s termination of employment shall be exercisable at any time up until the 90th day following the Employee’s termination of employment (or, in the event that the Employee dies after terminating his employment, but within the period during which the Options would otherwise be exercisable hereunder, the 120th day after the date of the Employee’s death) or the Normal Expiration Date of the Options, whichever period is shorter, but any Options held by the Employee that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

(d) Committee Discretion. Notwithstanding anything else contained herein to the contrary, the Committee may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the Normal Expiration Date of such Options.

6. Tax Withholding.

Whenever Common Stock is to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder, the Company or its Subsidiary shall have the power to withhold, or require the Employee to remit to the Company or such Subsidiary, an amount sufficient to satisfy federal, state, and local withholding tax requirements relating to such transaction, and the Company or such Subsidiary may defer payment of cash or issuance of Common Stock until such requirements are satisfied.

7. Nontransferability of Awards.

Unless the Committee shall permit (on such terms and conditions as it shall establish) Options to be transferred, no Options may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Following the Employee’s death, all rights with respect to Options that were exercisable at the time of the Employee’s death and have not terminated shall be exercised by his designated beneficiary, his estate or such transferee as permitted by the Committee.

8. Beneficiary Designation.

The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Employee, Section 11.2 of the Plan shall determine who may exercise the Employee’s rights under the Plan.

9. Adjustment in Capitalization.

The aggregate number of shares of Common Stock available under the Plan and subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any dividend payable in stock, stock split or share combination of, or extraordinary cash dividend on, the Common Stock, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares affecting the Common Stock, or any other similar event affecting the Common Stock. All determinations and calculations required under this Section 9 shall be made in the sole discretion of the Committee.

10. Requirements of Law.

The issuance of shares of Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Such issuance may be delayed, if necessary, to comply with applicable laws, including the U.S. federal securities laws and any applicable state or foreign securities laws, and no shares of Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law.

11. No Guarantee of Employment.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or its Subsidiary.

12. No Rights as Stockholder.

Except as otherwise required by law, the Employee shall not have any rights as a stockholder with respect to any shares of Common Stock covered by the Options granted hereby until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued. Notwithstanding anything else contained herein to the contrary, the exercise of any portion of the Options hereby is expressly conditioned on the Employee executing a stock subscription agreement which shall be in substantially the form of Stock Subscription Agreement attached to the Plan as Exhibit B.

13. Interpretation: Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

14. Amendments.

The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall in any manner adversely affect the Employee’s rights under this Agreement without the Employee’s consent. Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on the Employee without requirement for the Employee’s consent or other action. the Company shall give written notice to the Employee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This agreement may also be amended by a written agreement executed by both the Company and the Employee.

15. Miscellaneous.

(a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company, or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the others:

(i)	if to The Company, to it at:

626 West Main Street, Suite 500
Louisville, Kentucky 40202
Attn: General Counsel

(ii)	if to the Employee, to the Employee at the address as reflected in the Company’s books and records.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

Citigroup Venture Capital Equity

Partners, L.P.

399 Park Avenue, 14th Floor

New York, New York 10022

Fax: (212) 888-2940

Attention: Joseph Silvestri

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Fax: (215) 994-2222

Attention: Craig L. Godshall

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d) Entire Agreement. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof.

(e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first above written.

SOUTHERN GRAPHICS INC.

By:
Print Name:
Title:

EMPLOYEE

SCHEDULE A

OPTION PRICE

Time of Exercise	Exercise Price per Share
From Grant to 12/31/06	$161
From 1/1/07 to 6/30/07	$156
From 7/1/07 to 12/31/07	$151
From 1/1/08 to 6/30/08	$145
From 7/1/08 to 12/31/08	$139
From 1/1/09 to 6/30/09	$133
From 7/1/09 to 12/31/09	$127
From 1/1/10 to 6/30/10	$120
From 7/1/10 to Normal Expiration Date	$113

Exhibit B

SUBSCRIPTION AGREEMENT

This is a Subscription Agreement (the “Agreement”), dated as of                          , 20     between Southern Graphics Inc., a Delaware corporation (the “Company) and                                          (the “Participant”).

BACKGROUND

The Participant holds an option (the “Option”) to acquire              shares of the Class A common stock of the Company, par value $.01 per share (the “Common Stock”). Pursuant to the terms of the Southern Graphics Inc. Stock Incentive Plan (the “Plan”) and the Stock Option Agreement between the Company and the Participant dated                          , 20    , (the “Option Agreement”), that Option has become exercisable.

The Participant now desires to exercise that Option with respect to              shares of the Common Stock, and the Company agrees that the Participant has that right under the terms of the Plan and the Option Agreement.

Therefore, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

1.1 Sale and Purchase of Common Stock.

Subject to the terms and conditions set forth in the Plan and the Option Agreement, Participant hereby exercises the Option to purchase, and the Company agrees to sell pursuant to the Option,              shares of Common Stock (the “Purchased Shares”) at an option price of $             per share, determined in accordance with Schedule A to the Option Agreement,, for a total purchase price of $            . The purchase price for the Common Stock shall be $             per share.

1.2 Withholding.

Pursuant to Section 6 of the Option Agreement, the Company has determined, and the Participant has agreed to pay to the Company for delivery to the appropriate taxing authorities, that the amount of withholding taxes required to be paid by the Participant is $            .

1.3 Joinder to Stockholders Agreement.

Pursuant to Section 6.3 of the Plan and Section 4 of the Option Agreement, the Participant hereby agrees to be bound by, and to execute an instrument of joinder to, the

Stockholders Agreement, dated as of December 30, 2005, among the Company, Citigroup Venture Capital Equity Partners, L.P., a limited partnership organized under the laws of Delaware, and certain other stockholders of the Company, as it may be amended from time to time.

1.4 Delivery.

As soon as practicable following delivery by the Participant to the Company of the amounts required pursuant to Sections 1.1 and 1.2 above, the Company will instruct its stock transfer agent to make an appropriate entry on the Company’s shareholders list to reflect the Participant’s ownership of the Purchased Shares, and, if appropriate, to deliver to the Participant certificate(s) representing those Purchased Shares.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

2.1 Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and covenants and agrees with, the Participant as follows:

(a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

(c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Common Stock to be issued by it, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

(d) The Common Stock when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTICIPANT

3.1 Representations, Warranties and Covenants of the Particpant.

The Participant represents and warrants to, and covenants and agrees with, the Company that:

(a) The Participant has the full legal right, power and authority to enter into this Agreement and to perform Participant’s obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Participant enforceable against the Participant in accordance with the terms hereof.

(b) The Common Stock is being acquired by the Participant for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the “Securities Act”), or the applicable state securities laws of any state; and the Participant will not distribute the Common Stock in violation of the Securities Act or the applicable securities laws of any state.

(c) The Participant understands that the Common Stock has not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

(d) The Participant is financially able to hold the Common Stock for long-term investment, believes that the nature and amount of the Common Stock being purchased is consistent with the Participant’s overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Common Stock.

(e) The Participant confirms that (i) the Participant is familiar with the proposed business of the Company (ii) the Participant has had the opportunity to ask questions of the officers and directors of the Company and to obtain (and that the Participant has received to his satisfaction) such information about the business and financial condition of the Company as the Participant has reasonably requested.

3.2 Legend. The certificates representing the Common Stock shall bear the following legends in addition to any other legend required under applicable law or the Stockholders Agreement:

(i) “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS RECEIVED W A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SHARES-REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE TRANSFER AND OTHER PROVISIONS OF (A) THE PROVISIONS OF THE SOUTHERN GRAPHICS INC. STOCK INCENTIVE PLAN, DATED AS OF [                    ] (THE “INCENTIVE PLAN”); (B) THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 30, 2005 AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER (THE “STOCKHOLDERS AGREEMENT”) INCLUDING, WITHOUT LIMITATION, THE REGISTRATION RIGHTS PROVISIONS FOR COMMON STOCK ATTACHED THERETO AS EXHIBIT B, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE INCENTIVE PLAN, AND THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE ISSUER. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER, AND SUCH

TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENTS.”

(iii) “THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS; PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

and any other legend set forth in the Stockholder’s Agreement.

3.3 Sale or Other Transfer. Participant understands and agrees that no sale or other transfer of any of the Common Stock acquired upon exercise of the Option may be made except in accordance with the terms of the Stockholders Agreement.

3.4 Permitted Transfers. No consent shall be required for the disposition of any shares of Common Stock by will or operation of the intestacy laws upon the death of a Participant, provided that the recipient of such shares of Common Stock agrees to be bound by the terms of the Plan and the Stockholders Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Amendments. This Agreement may only be amended by a writing executed by the Company and the Participant.

4.3 Survival of Provisions. The representations, warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect in accordance with their terms from and after the exercise of the Option.

4.4 Successors and Assigns. Except as expressly provided in this Agreement, the rights and obligations of the Participant under this Agreement may not be assigned to any person, and this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and Participant and their respective successors and assigns.

4.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

4.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

4.7 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which shall constitute one and the same agreement.

4.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings of the parties hereto, whether oral or written, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SOUTHERN GRAPHICS INC.

By:
Title

Participant